Exhibit 99.1

       TRANSGENOMIC ANNOUNCES LAUNCH OF WAVE(R) MICROBIAL ANALYSIS SYSTEM

    Simultaneous Analysis of DNA From Multiple Bacterial Species in a Single
                    Sample Facilitates Entry Into New Markets

     OMAHA, Neb., Feb. 22 /PRNewswire-FirstCall/ -- Transgenomic Inc. (Nasdaq:
TBIO) announced today that it has launched the WAVE(R) Microbial Analysis System, which employs Temperature Modulated Fragment Analysis (TMFA), an advancement of Denaturing High Performance Liquid Chromatography (DHPLC) that was developed for automated culture-independent molecular analysis of mixed microbial communities. This extension of the WAVE(R) System product line opens new market opportunities and is the latest example of Transgenomic's commitment to providing innovative solutions for researchers ongoing and varied needs.

     While WAVE Systems have most frequently been used to detect genetic variations relative to a normal (or reference) copy of a gene of interest, this new application capitalizes on an ability to separate several similarly- or identically-sized DNA fragments that differ among bacterial species in their exact DNA sequence. This produces an output on the WAVE System consisting of distinct peak profiles, which facilitates identification of the various individual species in the specimen from which the DNA was obtained. Importantly, individual DNA fragments can be isolated following separation on the WAVE System, enabling the DNA sequence analysis of specific fragments derived from each species in a mixture. In contrast, existing strategies for the analysis of mixed microbial communities (or infections) typically require labor-intensive and time-consuming manual techniques that do not readily enable isolation and further analysis of individual DNA fragments.

     Collin D'Silva, Transgenomic's CEO, commented, "We are pleased with the positive feedback we have received from several early adopters of this methodology. The WAVE Microbial Analysis System provides an example of the utility of the Company's WAVE technology in solving a broad range of challenging analytical problems, resulting in new market opportunities beyond our traditional areas of strength. We believe this product line extension offers to clinical microbiology researchers a unique solution for the molecular analysis of complex infections involving multiple species of bacterial, fungal, viral or parasitic pathogens. In addition, the WAVE Microbial Analysis System also offers significant value in the detection and evaluation of microbial communities in a variety of environmental settings."

     About Transgenomic
     Transgenomic provides versatile and innovative research tools and related consumable products. Transgenomic's BioSystems segment offers its WAVE Systems and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been approximately one thousand systems installed in over 30 countries around the world. In addition, the BioSystems segment offers WAVE-based biomarker discovery and validation services in support of translational research, pre-clinical and clinical studies. Through its nucleic acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents used in the manufacture of synthetic oligonucleotides. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

     Forward-Looking Statement
     Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including statements regarding entry into new markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic Inc.
     -0- 02/22/2005
     /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com, or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com, both of Transgenomic Inc./